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                     FIRST AMENDMENT TO AGREEMENT OF MERGER

         THIS FIRST AMENDMENT TO AGREEMENT OF MERGER (this "Amendment"), made as of the 8th day of January, 1998, by and among ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation organized in September 1997, ADVANCED COMMUNICATIONS GROUP ACQUISITION, INC., a Delaware corporation, and ADVANCED COMMUNICATIONS CORP. (formerly named Advanced Communications Group, Inc.), a Delaware corporation organized in June 1996, amends the Agreement of Merger dated as of October 6, 1997 among the parties (the "Original Agreement"; and as amended hereby, the "Agreement").

                                    RECITALS

                  WHEREAS, the parties wish to extend the date by which the Merger and the other actions contemplated by this Agreement to take place at the Closing shall occur; and

                  WHEREAS, all capitalized terms not otherwise defined herein have the meanings ascribed to them in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements herein contained, and other consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:


1.       EXTENSION OF CLOSING DATE.

         The phrase, "January 31, 1998," in Section 12.1(iii) of the Original Agreement is deleted and replaced by the phrase, "February 20, 1998."


2.       MISCELLANEOUS

         2.1 Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. A facsimile copy of a signature page to this Amendment shall be accorded the same force and effect as a manually executed original counterpart of a signature page to this Amendment.

         2.2 Integration Clause. The Original Agreement, as modified by this Amendment, represents the final agreement among the parties relating to its subject matter and may not be


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contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              ADVANCED COMMUNICATIONS GROUP, INC.



                              By: /s/ Richard P. Anthony
                                 --------------------------------------------
                              Name:    Richard P. Anthony
                              Title:   Chairman and Chief Executive Officer



                              ADVANCED COMMUNICATIONS GROUP
                              ACQUISITION, INC.



                              By: /s/ Rod K. Cutsinger
                                 --------------------------------------------
                              Name:   Rod K. Cutsinger
                              Title:  Chairman and Chief Executive Officer



                              ADVANCED COMMUNICATIONS CORP.



                              By: /s/ Rod K. Cutsinger
                                 --------------------------------------------
                              Name:   Rod K. Cutsinger
                              Title:  Chairman and Chief Executive Officer



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